Exhibit 10.9
NINTH AMENDMENT TO THE
INTERFACE, INC. NONQUALIFIED SAVINGS PLAN II
(as amended and restated effective January 1, 2009)

    THIS AMENDMENT to the Interface, Inc. Nonqualified Savings Plan II (the “Plan”) is made by the Administrative Committee of the Plan (the “Administrative Committee”).

WITNESSETH:

    WHEREAS, Interface, Inc. (the “Company”) maintains the Plan for the benefit of its eligible key management and highly compensated employees; and

    WHEREAS, Section 9.1 of the Plan provides that the Administrative Committee has the right to amend the Plan at any time; and

    WHEREAS, the Administrative Committee has approved an amendment to the Plan to specify the forum for any lawsuit filed with respect to benefits, operations, investments or other Plan matters;

    NOW, THEREFORE, the Plan is hereby amended as follows, effective as of the date set forth below the signature to this Amendment below:
1.    Section 10.8 of the Plan is amended to read as follows:
10.8    Controlling Law; Forum.

Controlling Law; Forum. The provisions of the Plan shall be governed by, and construed in accordance with, ERISA or, to the extent ERISA does not apply or does not preempt applicable state law, the laws of the State of Georgia, with the exception of Georgia’s conflict of laws provision. Any legal action brought under the Plan must be brought in the U.S. District Court of the Northern District of Georgia, Atlanta Division. By participating in the Plan, all Participants and their beneficiaries waive venue and jurisdiction in all other courts.
2.Except as specified herein, the Plan shall remain in full force and effect.
    IN WITNESS WHEREOF, the Administrative Committee has caused its duly authorized member to execute this Amendment on the date written below.

ADMINISTRATIVE COMMITTEE

/s/ J. Gregory Minano, Chair

December 31, 2020